[SDI LOGO] SECURITY DISTRIBUTORS, INC.
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  A MEMBER OF THE SECURITY                            ONE SECURITY BENEFIT PLACE
  BENEFIT GROUP OF COMPANIES                          TOPEKA, KANSAS 66636-0001
                                                      785-438-3000

                                                MARKETING ORGANIZATION AGREEMENT
                                                             COMMISSION SCHEDULE

                            AdvanceDesigns(SM) Variable Annuity (the "Contract")
                                 Issued by First Security Benefit Life Insurance
                                                 and Annuity Company of New York

Marketing Organization:

EFFECTIVE DATE OF COMMISSION SCHEDULE:

COMMISSIONS - This Commission Schedule is hereby made a part of and amends your
Marketing Organization Agreement (hereinafter called the "Agreement"), with
Security Distributors, Inc. (hereinafter called "SDI"), and commissions payable hereunder are subject to the provisions contained in the Agreement and this
Commission Schedule. Minimum Purchase Payments are as set out in the applicable prospectus and Contract. Commissions to a Marketing Organization are equal to a percentage of each Purchase Payment written by Marketing Organization, as follows:

1.    UP FRONT COMMISSIONS: The rate of commissions paid on Purchase Payments made with respect to each particular Contract is based on the issue age of the Owner (or of the Annuitant if the Contract is owned by a non-natural person) as set forth in the tables below. You may select one of Commission
      Options A through D as shown in the table below at the time of application for each Contract. IF NO SELECTION IS MADE ON THE APPLICATION, SDI WILL
      PAY YOU PURSUANT TO OPTION B. You may select a different option for each
      Contract but may not change the Option in effect after the Contract is issued.

COMMISSION OPTION     OPTION A          OPTION B          OPTION C          OPTION D
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OWNER ISSUE AGE     0-80    81-85     0-80    81-85     0-80    81-85     0-80    81-85
                    6.50%   0.00%     5.00%   2.50%     2.50%   0.00%     0.00%   0.00%

 *No Commission will be paid on Purchase Payments made that are less than the minimum specified in the applicable prospectus and Contract.

**Option A is not available in connection with a Contract qualified under
  Section 401, 403 or 457 of the Internal Revenue Code. Option A is available, however, in connection with a Contract issued as an individual retirement annuity under Section 408 or 408A of the Code.

2.    ASSET-BASED COMMISSIONS: Under Commission Options B, C and D, SDI will pay an asset-based commission as of the end of each calendar month. The amount of the asset-based commission under each Option is equal to 1/12 of the applicable percentage set forth in the table below times the aggregate
      Contract Value of those Contracts sold under the applicable Commission
      Option for which Marketing Organization is the broker of record and, with respect to Options B and C only, the initial Purchase Payment is more than
      12 months old. For Option D only, the asset-based commission will be paid as of the end of the first calendar month of the Contract Date. On an annual basis, the asset-based commission is equal to the amount set forth in the Table below. No asset-based commission will be paid on Contracts that have annuitized under a life contingent annuity option. An
      Annuitization Fee may be available as discussed in paragraph 7.

COMMISSION OPTION     OPTION A          OPTION B           OPTION C          OPTION D
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OWNER ISSUE AGE     0-80    81-85     0-80    81-85      0-80    81-85     0-80    81-85
                    0 bps   0 bps    25 bps   25 bps    45 bps   0 bps    65 bps   60 bps

3.    ALTERNATE WITHDRAWAL CHARGE RIDER: For a Contract sold with an Alternate
      Withdrawal Charge Rider, the commission and asset-based commission schedules set forth above do not apply. The following commission and asset-based commission schedules will apply in lieu of those set forth above if an Alternate Withdrawal Charge Rider is in effect. The following commission rates are applicable based upon the Alternate Withdrawal Charge
      Rider selected. The amount of commission and asset-based commission varies based upon the Duration of the Contract as set forth below, which is measured from the Contract Date.

                                                UP FRONT          ASSET BASED
                                               COMMISSION*        COMMISSION**
                                              BASED ON OWNER     BASED ON OWNER
 ALTERNATE                                     AGE AT ISSUE       AGE AT ISSUE
 WITHDRAWAL                                   --------------     --------------
CHARGE RIDER     DURATION OF THE CONTRACT      0-80      81+      0-80      81+
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   0-year               0-12 months           1.50%     1.0%        0%        0%
                       13-24 months              0%       0%      1.0%     0.90%
                 25 months and thereafter        0%       0%     1.25%     1.15%

                                                UP FRONT          ASSET BASED
                                               COMMISSION*        COMMISSION**
                                              BASED ON OWNER     BASED ON OWNER
 ALTERNATE                                      ISSUE AGE          ISSUE AGE
 WITHDRAWAL                                   --------------     --------------
CHARGE RIDER     DURATION OF THE CONTRACT     0-80      81+      0-80     81+
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   4-year               0-12 months            5%      2.5%       0%       0%
                       13-24 months            4%      2.0%       0%       0%
                       25-36 months            3%      1.5%       0%       0%
                       37- 48 months           2%      1.0%       0%       0%
                 49 months and thereafter      0%        0%       1%       1%

 *The up front commission is equal to the applicable percentage of each Purchase
  Payment written by Marketing Organization based upon the applicable Alternate
  Withdrawal Charge Rider in effect and the Contract Duration upon receipt of the Purchase Payment.

**The amount of the asset-based commission is equal to 1/12 of the applicable percentage set forth in the table above times the aggregate Contract Value of those Contracts sold under the applicable Alternate Withdrawal Charge Rider for which Marketing Organization is the broker of record.

4.    CONTRACT DATE: For the purpose of this Commission Schedule, the term
      "Contract Date" shall be the date the first Purchase Payment is credited to the Contract.

5.    DEATH BENEFIT APPLIED TO ANNUITY OPTION: In the event that a beneficiary of a Contract under this Commission Schedule applies the death benefit to one of the annuity options under the Contract, no commission will be payable upon such application. An Annuitization Fee may be available as discussed in paragraph 7.

6.    ANNUITIZATION: An Annuitization Fee will be paid to a Marketing
      Organization who secures from the Contract Owner (or his or her beneficiary) the proper forms and information to commence an immediate life contingent annuity option under the Contract and significantly assists the client and insurer in such settlement. The Annuitization Fee will be equal to 4% of the amount applied to a fixed life contingent annuity option and 2% of the amount applied to a variable life contingent annuity option.

7.    COMMISSION CHARGEBACK PROVISIONS: No Commission chargebacks are applicable to any partial withdrawals, full surrenders or death claims except in the event of a free look surrender or for Contracts that have selected a
      0-Year Alternate Withdrawal Charge Rider. In the event of a full withdrawal during the first 18 months of a Contract with a 0-Year
      Alternate Withdrawal Charge rider, SDI will charge back 100% of commissions paid in connection with the Contract. In the event of a partial withdrawal that exceeds the Free Withdrawal Amount as defined in the Contract during the first eighteen (18) months of a Contract with a
      0-Year Alternate Withdrawal Charge Rider, SDI will charge back 100% of commissions paid in connection with the withdrawal amount that exceeds the
      Free Withdrawal Amount. SDI also will charge back 100% of commissions in the event of a free look surrender.

8.    CHANGE OF COMMISSION SCHEDULE: Notwithstanding any other provision of the
      Agreement to the contrary, the following provisions shall apply. SDI reserves the right at any time, with or without notice, to change, modify or discontinue the commissions, asset-based commissions or any other compensation payable under this Commission Schedule.

9.    CHANGE OF DEALER: A Contract Owner shall have the right to designate a new marketing organization, or terminate a marketing organization without designating a replacement, by sending written notice of such designation or termination to SDI.

      Upon written notice to SDI by the Owner of the designation of a new marketing organization, all the commissions and asset-based commissions shall be payable to the new marketing organization. Upon written notice to
      SDI by the Contract Owner of termination of Marketing Organization, without designating a new marketing organization, SDI shall cease paying commissions and asset based commissions to Marketing Organization.

10.   TERMINATION OF THE AGREEMENT/VESTING: In the event of termination of the
      Agreement for any reason, all rights to receive commissions, asset-based commissions or other compensation under this Commission Schedule shall be terminated, unless each of the following requirements is met: (i) the
      Agreement has been in force for at least one year; (ii) Marketing
      Organization is at the time such commissions are payable properly licensed to receive such commissions; (iii) Marketing Organization is providing service to the Contract Owner and performing its duties in a manner satisfactory to SDI; (iv) commissions paid to Marketing Organization in the previous calendar year amounted to at least $500; and (v) Marketing
      Organization has not been terminated, nor a new marketing organization designated, by the Contract Owner as set forth in paragraph 10 above.

THIS COMMISSION SCHEDULE replaces any previous Commission Schedule for the
Variable Annuity Contract listed above as of the Effective Date set forth above.

SECURITY DISTRIBUTORS, INC.

By: /s/ Gregory Garvin
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Title: President

8859 (R10-01)